UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: February 22, 2011

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5980 Horton Street, Suite 550, Emeryville, CA   94608
(Address of Principal Executive Offices)   (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, the bonuses for the executive officers of NovaBay Pharmaceuticals, Inc. for 2010 were established, upon the completion of the performance reviews for each of the executive officers for 2010 on such date.  The bonuses had been tentatively approved by the Compensation Committee and the Board of Directors on January 26, 2011, subject to satisfactory completion of the performance reviews, based on the criteria previously established by the Compensation Committee and in conformance with the 2010 Bonus Structure as described in Exhibit 10.19 to NovaBay’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 30, 2010.

The 2010 bonuses for the named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) of NovaBay for the fiscal year ended December 31, 2010, are as follows:

Name	Title	2010 Bonus
Ramin (“Ron”) Najafi, Ph.D.	Chairman and Chief Executive Officer	$56,298
Thomas J. Paulson	Chief Financial Officer and Treasurer	$32,018
Behzad Khosrovi, Ph.D.	Chief Alliance Officer and SVP, Product Development	$30,721

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc. (Registrant)

By:	/s/ Thomas J. Paulson
Thomas J. Paulson
Chief Financial Officer and Treasurer

Dated: February 25, 2011